Exhibit 99.1

Contact:

Grant Fitzwilliam, CFO – (305) 375-8005 or gfitzwilliam@answerthink.com

Answerthink Announces Second Quarter Results

•	Revenues of $45.5 million, up 14% sequentially with pro forma EPS of $0.04 driven by strong Hackett Group revenue growth.

Miami, FL - July 31, 2007 - Answerthink, Inc. (NASDAQ: ANSR), a strategic business advisory and technology consulting firm, today announced its financial results for the second quarter, which ended June 29, 2007.

Second quarter revenue was $45.5 million, a 14% sequential increase from the first quarter of $39.9 million, driven by The Hackett Group’s sequential growth of 18%. Compared to the second quarter of 2006, revenues were down 7% primarily as a result of the Company’s exit from its Lawson and SAP staff augmentation contracts in 2006 and lower Business Intelligence revenues.

Diluted earnings per share was $0.03 in the second quarter of 2007 compared to a diluted loss per share of $0.05 in the first quarter and diluted earnings per share of $0.05 for the second quarter of 2006. Pro forma diluted earnings per share was $0.04 in the second quarter of 2007 compared to a pro forma diluted loss per share of $0.01 in the first quarter of 2007 and pro forma diluted earnings per share of $0.06 in the second quarter of 2006. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

As of the end of the second quarter of 2007, the Company’s cash balances, including restricted cash, amounted to $21.5 million. During the quarter, the Company spent $1.75 million to repurchase 509 thousand shares of the Company’s common stock. As of the end of the quarter, $4.4 million remained available under the Company’s share repurchase program authorization.

“We are seeing the introduction of our Transformational Benchmark and sales incentive changes we made at the beginning of the year favorably impact our growth,” said Ted A. Fernandez, Chairman and CEO of Answerthink. “Specifically, we experienced sequential growth across all of our Hackett, REL and Best Practice Solutions groups. This momentum, along with cost management programs also instituted at the beginning of the year, should continue to favorably impact our results.”

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Based on the current economic outlook, the Company estimates total revenues for the third quarter of 2007 to be in the range of $44.0 million to $46.0 million. The Company also estimates pro forma diluted earnings per share to be in the range of $0.04 to $0.06.

Other Highlights

Globalization Research – New Hackett research revealed that U.S. and European companies can increase their savings by over 40% by offshoring back office operations if they selectively integrate transformation and process improvement efforts into their globalization initiatives.

REL/CFO Total Working Capital Survey – The Tenth Annual Working Capital Survey, conducted jointly by REL and CFO Magazine/CFO Europe, found that after nearly a decade of annual reductions in working capital, the 1,000 largest U.S. companies showed no improvement in 2006, in large part due to increased inventory as a result of both slowing sales growth and increased use of overseas manufacturing facilities. At the same time, the survey found that the 1,000 largest companies in Europe resumed their working capital improvement in 2006, after stalled performance last year.

Technology ROI Book of Numbers – Hackett released Book of Numbers™ research answering the question “Does IT Matter?” and demonstrating that the best companies clearly use information technology as a strategic enabler to create competitive advantage. Fortune 500 companies with world-class IT organizations spend 7% more than typical companies on IT, but the investment more than pays for itself, helping drive lower operating costs of $134 million per year (nearly 5 times the increase in IT spending) in Finance, Procurement, Human Resources, and other back office areas.

European Hackett Best Practices Conference – The Hackett Group previewed the findings from its 2007 Book of Numbers™ research to a record attendance of over 100 delegates at its Third Annual European Best Practices Conference, “Leveraging Synergies: Myth or Reality” in London May 10th and 11th. The two-day invitation-only event featured presentations by senior executives from 13 of the world’s most successful global companies including: Allianz, Britvic, Dow Chemical, Heineken and Network Rail.

Representative Client Engagements

Oracle Implementation for Leading Business Process Outsourcing Services Provider – This company selected Answerthink for a comprehensive Oracle implementation designed to create a single integrated financial reporting system following a major corporate acquisition. The new system will streamline global operations and simplify financial reporting and analysis.

Hyperion Implementation for Health Insurance Provider – This company selected Answerthink to implement Hyperion System 9. The new system is designed to enable the company to make better business decisions by offering improved accuracy and timeliness of financial forecasts and enhanced visibility into profitability by business segment and region.

Page 3 – Answerthink Announces Second Quarter Results

Private Equity Acquisition Support – REL has begun working on a large acquisition-related project that would improve the target company’s cash flow with a focus on inventories, payables and receivables. The project also includes a detailed review of the organization’s cash flow forecasting and reporting processes.

Transformational Benchmarking for Petroleum Services Company – This company selected Hackett to perform global benchmarks and develop strategic transformation plans for Finance and Human Resources. New executive leadership is planning to use the results of Hackett’s work to identify, quantify and prioritize performance improvement and cost reduction opportunities across operations in over 90 countries.

G&A Transformation Effort for Healthcare Products Company – This company contracted with The Hackett Group for the first phase of a transformation program involving the General & Administrative functions of its European operations. The goal of the effort is to reduce costs, improve service quality and address restructuring of the company’s global operations.

At 5:00 P.M. ET on Tuesday, July 31, 2007, the senior management of Answerthink, Inc. will host a conference call to discuss second quarter earnings results for the period ending June 29, 2007.

The number for the conference call is (800) 779-0375, (Passcode: Second Quarter, Leader: Ted A. Fernandez). For International callers, please dial (210) 234-0003.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, July 31, 2007 and will run through 5:00 P.M. ET on Tuesday, August 14, 2007. To access the rebroadcast, please dial (800) 944-8789. For International callers, please dial (402) 220-3521.

In addition, Answerthink will also be Webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.answerthink.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, July 31, 2007 and will run through 5:00 P.M. ET on Tuesday, August 14, 2007. To access the call, visit http://www.answerthink.com or http://www.streetevents.com.

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About Answerthink

Answerthink, Inc. (www.answerthink.com) is a leading business and technology consulting firm that enables companies to achieve world-class business performance. By leveraging the comprehensive database of The Hackett Group, Answerthink's business

Page 4 – Answerthink Announces Second Quarter Results

and technology solutions help clients significantly improve performance and maximize returns on technology investments. Answerthink's capabilities include benchmarking, business transformation, business applications, business intelligence, and offshore application development and support. Founded in 1997, Answerthink has offices throughout the United States and in Europe and India.

About The Hackett Group

The Hackett Group, a global strategic advisory firm, is a leader in best practice research and advisory programs, benchmarking and transformation consulting services, including shared services, offshoring and outsourcing advice. Utilizing best practices and implementation insight from more than 4,000 benchmarking studies, executives use Hackett’s empirically based approach to quickly define and prioritize initiatives, and to leverage proven strategies that enable world-class performance. Through its sister company REL, Hackett offers working capital solutions focused on delivering significant cash flow improvements. Hackett has worked with 2,700 major corporations and government agencies, including 88% of the Dow Jones Global Titans and 73% of the Fortune 100. For more information, visit www.thehackettgroup.com.

Executives use Hackett’s unique, empirically-based approach to prioritize initiatives, execute faster, reduce risk and deliver sustainable results. Our clients comprise 97 percent of the Dow Jones Industrials, 77 percent of the Fortune 100 and 50 percent of the FTSE 100.

About REL

REL is a world leading consulting firm dedicated to delivering sustainable cash flow improvement across business operations. REL’s tailored solutions balance client trade-offs between working capital, operating costs and service performance. REL’s expertise has helped clients free up billions of dollars/euros/pounds in cash, creating the financial freedom to fund acquisitions, pension liabilities, product development, debt reduction and share buy-back programs. In-depth process expertise, analytical rigor, and collaborative client relationships enable REL to deliver an exceptional return on investment in a short timeframe. REL has delivered work in over 60 countries for the Global 2000.

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This press release contains “forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause Answerthink's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of the products, services, or practices mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks

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of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates as well as other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2006 filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Answerthink, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Six Months Ended
	June 29,	June 30,	June 29,	June 30,
	2007	2006	2007	2006
Revenues:
Revenues before reimbursements	$40,505	$43,950	$76,666	$88,846
Reimbursements	5,007	5,046	8,723	9,981

Total revenues	45,512	48,996	85,389	98,827

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $360 and $326 and $624 and $546 of stock compensation expense in the quarters and six months ended June 29, 2007 and June 30, 2006, respectively) (3)	23,267	24,996	44,783	51,460
Reimbursable expenses	5,007	5,046	8,723	9,981

Total cost of service	28,274	30,042	53,506	61,441
Selling, general and administrative costs (includes $701 and $819 and $1,445 and $1,675 of stock compensation expense in the quarters and six months ended June 29, 2007 and June 30, 2006, respectively) (3)	15,843	16,603	33,347	34,396
Restructuring costs	—	—	—	6,313
Loss from misappropriation, net of collections	—	23	(350)	302

Total costs and operating expenses	44,117	46,668	86,503	102,452

Income (loss) from operations	1,395	2,328	(1,114)	(3,625)
Other income (expense):
Interest income	215	163	455	353
Interest expense	(91)	(38)	(93)	(143)

Income (loss) before income taxes	1,519	2,453	(752)	(3,415)
Income tax expense	68	332	135	697

Net income (loss)	$1,451	$2,121	$(887)	$(4,112)

Basic net income (loss) per common share:
Net income (loss) per common share	$0.03	$0.05	$(0.02)	$(0.09)
Weighted average common shares outstanding	44,713	44,626	44,746	44,572

Diluted net income (loss) per common share (1):
Net income (loss) per common share	$0.03	$0.05	$(0.02)	$(0.09)
Weighted average common and common equivalent shares outstanding	45,834	46,594	44,746	44,572

Pro forma data (2):
Income (loss) before income taxes	$1,519	$2,453	$(752)	$(3,415)
Restructuring costs	—	—	—	6,313
Stock compensation expense	1,061	1,145	2,069	2,221
Amortization of intangible assets	348	834	712	1,804
Professional fees related to the loss from misappropriation	56	—	239	—
Loss from misappropriation, net of collections	—	23	(350)	302

Pro forma income before income taxes	2,984	4,455	1,918	7,225
Pro forma income tax expense	1,194	1,782	767	2,890

Pro forma net income	$1,790	$2,673	$1,151	$4,335

Pro forma basic net income (loss) per common share	$0.04	$0.06	$0.03	$0.10
Weighted average common shares outstanding	44,713	44,626	44,746	44,572

Pro forma diluted net income (loss) per common share	$0.04	$0.06	$0.03	$0.09
Weighted average common and common equivalent shares outstanding	45,834	46,594	45,776	46,573

(1)	Potentially diluted shares were excluded from the diluted loss per share calculations for the six months ended June 29, 2007 and June 30, 2006 as their effects would have been anti-dilutive to the loss incurred by the Company.
(2)	The Company provides pro forma earnings results (which exclude amortization of intangible assets, stock compensation expense, restructuring costs, loss from misappropriation, net of collections and professional fees related to the loss from misappropriation, and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users’ overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.
(3)	Certain items in the quarter and six months ended June 30, 2006 have been reclassified to conform with the June 29, 2007 presentation.

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Answerthink, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 29, 2007	December 29, 2006
ASSETS
Current assets:
Cash and cash equivalents	$20,865	$19,585
Accounts receivable and unbilled revenue, net	34,905	35,818
Prepaid expenses and other current assets	2,326	1,558

Total current assets	58,096	56,961

Restricted cash	600	600
Property and equipment, net	5,110	5,183
Other assets	3,212	3,870
Goodwill	68,278	66,652

Total assets	$135,296	$133,266

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,935	$5,427
Accrued expenses and other liabilities	28,943	24,773

Total current liabilities	33,878	30,200
Accrued expenses and other liabilities, non-current	4,338	4,611

Total liabilities	38,216	34,811

Shareholders’ equity	97,080	98,455

Total liabilities and shareholders’ equity	$135,296	$133,266

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Answerthink, Inc.

Supplemental Financial Data

(unaudited)

	Quarter Ended
	June 29, 2007	March 30, 2007	June 30, 2006
Revenue Breakdown by Group:
(in thousands)

The Hackett Group
Benchmarking and Business Transformation (5) (8)	$23,292	$19,303	$22,372
Membership Advisory Programs (6)	3,863	3,613	3,194

Total The Hackett Group	27,155	22,916	25,566
Best Practice Solutions (7) (8)	18,357	16,961	23,430

Total Revenues	$45,512	$39,877	$48,996

Revenue Concentration:
(% of total revenues)

Top customer	3%	3%	4%
Top 5 customers	12%	13%	16%
Top 10 customers	20%	23%	27%

Key Metrics and Other Financial Data:
The Hackett Group revenue per professional (in thousands)(8)	$402	$345	$387
Membership Advisory – Annualized Contract Value (4)	$15,094	$14,412	$11,359
Best Practice Solutions consultant utilization rate (8)	65%	63%	76%
Best Practice Solutions gross billing rate per hour (8)	$176	$171	$156
Consultant headcount (8)	556	563	642
Total headcount (8)	756	770	838
Days sales outstanding (DSO)	70	71	80
Cash provided by (used in) operating activities (in thousands)(8)	$(344)	$4,209	$1,522
Depreciation and amortization (in thousands)	$873	$900	$1,458

Share Repurchase Program:
Shares purchased since inception (in thousands)	7,667	7,158	6,534
Cost of shares repurchased since inception (in thousands)	$25,616	$23,867	$22,119
Average per share cost of shares purchased since inception	$3.34	$3.33	$3.39
Remaining authorization (in thousands)	$4,359	$6,133	$7,881

(4)	We define “Annualized Contract Value” as of the quarter-end as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.
(5)	Comparison of a client’s demand drivers, costs and practices to a peer group in order to empirically identify and define an organization’s ability to improve performance at a process level and to identify and compare business practices utilized by world-class performers. Additionally, strategic consulting support that utilizes Hackett best practice implementation content and tools to enable clients to accelerate transformation to world-class performance.
(6)	Annual or multi-year contract that provides clients with on-demand access to world-class performance metrics and best practices research and advice.
(7)	The Best Practice Solutions group includes Best Practice Implementation of ERP Software, which is primarily Oracle and SAP, and business performance management solutions, which is primarily Hyperion.
(8)	Certain items in the quarter ended June 30, 2006 have been reclassified to conform with the June 29, 2007 presentation.